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                                                                      EXHIBIT 16



May 3, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

          SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

We have read Item 4 of Science Applications International Corporation's Form 8-K/A dated November 16, 1998 and are in agreement with the statements contained therein as they relate to PricewaterhouseCoopers LLP.

Yours very truly,



/S/ PRICEWATERHOUSECOOPERS LLP